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                                                                EXHIBIT 99.11(A)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
SoGen Funds, Inc.

  We consent to the use of our report dated May 16, 1997 for the SoGen Funds, Inc. incorporated herein by reference in this registration statement on Form N-1A and to the references to our Firm under the headings "Financial High-lights" in the Prospectus, and "Independent Auditors" and "Financial State-ments" in the Statement of Additional Information.

                                          KPMG Peat Marwick LLP

New York, New York

July 18, 1997